Exhibit 10.6

ASSIGNMENT OF MANAGEMENT AGREEMENT AND

SUBORDINATION OF MANAGEMENT FEES

THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES (“Assignment”) is made as of the 21st day of October, 2011, between TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company having an address at c/o Thompson National Properties, LLC, 1900 Main Street, Suite 700, Irvine, CA 92614 (“Borrower”), TL DOF III HOLDING CORPORATION, a Delaware corporation, having an address at c/o Torchlight Investors, 230 Park Avenue, New York, New York 10169 (together with its successors and/or assigns, “Lender”), and is acknowledged and consented to by TNP PROPERTY MANAGER, LLC, a Delaware limited liability company having its principal place of business at c/o Thompson National Properties, LLC, 1900 Main Street, Suite 700, Irvine, CA 92614 (“Agent”).

RECITALS:

A. Borrower is the owner of fee title to the land and improvements known as _ Constitution Trail Shopping Center, Normal, Illinois, which land and improvements are more particularly described in the Security Instrument (the “Property”).

B. Lender is the current holder of a first lien mortgage loan in respect of the Property in the original principal amount of Fifteen Million Five Hundred Forty-Three Thousand Six Hundred Ninety-Six and 00/100 (15,543,696.00) (the “Loan”). The Loan is evidenced by a note in the stated principal amount of Fifteen Million Five Hundred Forty-Three Thousand Six Hundred Ninety-Six and 00/100 (15,543,696.00) (the “Note”) by Borrower in favor of Lender and secured by, inter alia, that certain Mortgage, Security Agreement and Assignment of Leases and Rents made by Borrower in favor of Lender (the “Security Instrument”). The Note, the Mortgage and the other documents executed in connection therewith are referred to herein collectively as the “Loan Documents”.

C. Pursuant to a Property and Asset Management Agreement, dated as of TNP Property Manager, LLC, a Delaware limited liability company (the “Management Agreement”), a copy of which is annexed hereto as Exhibit A, Borrower appointed Agent as the manager of the Property, and Agent accepted such appointment. The Management Agreement calls for the payment of certain fees to Agent (the “Management Fees”).

D. Lender requires that Borrower collectively assign the Management Agreement to Lender and that Agent subordinate its interest in the Management Fees in lien and payment to the Mortgage as set forth below.

AGREEMENT:

For good and valuable consideration, the parties hereto agree as follows:

1. Assignment of Management Agreement. As additional collateral security for the Loan, Borrower hereby conditionally transfers, sets over and assigns to Lender all of

Borrower’s right, title and interest in and to the Management Agreement, said transfer and assignment to automatically become a present, unconditional assignment, at Lender’s option, in the event of a default by Borrower under the Loan Documents, including but not limited to escrow agreements, and the failure of Borrower to cure such default within any applicable notice and/or grace period.

2. Subordination of Management Fees. The Management Fees and all rights and privileges of Agent to such Management Fees are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects in lien and payment to the lien and payment of the Loan Documents and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of Lender thereunder.

3. Termination. At such time as the Loan is paid in full and the Mortgage is released or assigned of record, this Agreement and all of Lender’s right, title and interest hereunder with respect to the Management Agreement shall terminate.

4. Estoppel. Agent represents and warrants that (a) the Management Agreement is in full force and effect and has not been modified, amended or assigned with respect to the Property, (b) neither Agent nor Borrower is in default under any of the terms, covenants or provisions of the Management Agreement and Agent knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement, (c) neither Agent nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Management Agreement with respect to the Property and (d) the Management Fees and all other sums due and payable prior to the date hereof to the Agent under the Management Agreement have been paid in full.

5. Borrower’s Covenants. Borrower hereby covenants with Lender that during the term of this Assignment: (a) Borrower shall not transfer the responsibility for the management of the Property from Agent to any other person or entity without prior written notification to Lender and the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, other than to Borrower or an affiliate of Borrower; (b) Borrower shall not terminate or amend any of the terms or provisions of the Management Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed; and (c) Borrower shall, in the manner provided for in this Agreement, give notice to Lender of any notice or information that Borrower receives which indicates that Agent is terminating the Management Agreement or that Agent is otherwise discontinuing its management of the Property.

6. Agreement by Borrower and Agent. Borrower and Agent hereby agree that upon the occurrence an Event of Default under the Loan Documents (an “Event of Default”) during the term of this Agreement, at the option of Lender exercised by written notice to Borrower and Agent: (a) all rents, security deposits, issues, proceeds and profits of the Property collected by Agent, after payment of all costs and expenses of operating the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums and repairs and maintenance), shall be applied in accordance with Lender’s written directions to Agent; (b) Agent shall not collect or be entitled to any Management Fees or other fee or commission due under the Management Agreement following termination thereof, except those that are due and payable prior to the date of any such termination thereof; and (c) Lender may exercise its rights under this Assignment and may immediately terminate the Management Agreement and require Agent to transfer its responsibility for the management of the Property to a management company selected by Lender in Lender’s sole and absolute discretion.

7. Lender’s Right to Replace Agent. In addition to the foregoing, in the event that Agent becomes insolvent, Lender may exercise its rights under this Assignment and direct Borrower to terminate the Management Agreement and to replace Agent with a management company acceptable to Lender in Lender’s sole and absolute discretion.

8. Receipt of Management Fees. Borrower and Agent hereby agree that Agent shall not be entitled to receive any Management Fees or other fee, commission or other amount payable to Agent under the Management Agreement for and during any period of time that any Event of Default has occurred and is continuing; provided, however, that Agent shall not be obligated to return or refund to Lender any Management Fees or other fee, commission or other amount already received by Agent prior to the occurrence of the Event of Default and to which Agent was entitled under this Assignment; and provided, further, that Agent shall have no further obligation to perform its obligations under the Management Agreement for so long as and to the extent that Agent is not collecting Management Fees or has not been paid same.

9. Consent and Agreement by Agent. Agent hereby acknowledges and consents to this Assignment and agrees that Agent will act in conformity with the provisions of this Assignment and Lender’s rights hereunder or otherwise related to the Management Agreement. In the event that the responsibility for the management of the Property is transferred from Agent in accordance with the provisions hereof, Agent shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Management Agreement is terminated. Further, Agent hereby agrees (a) not to contest or impede the exercise by Lender of any right it has under or in connection with this Assignment; and (b) that it shall, in the manner provided for in this Assignment, give at least thirty (30) days prior written notice to Lender of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property.

10. Governing Law. This Assignment shall be deemed to be a contract entered into pursuant to the laws of the state of Illinois and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the state of Illinois without regard to principles of conflicts of laws. For the purposes of any litigation relating to this Assignment, Borrower and Agent each hereby irrevocably submits to the jurisdiction of any State or Federal courts of the State of Illinois and any State or Federal courts of the Southern District of New York of competent jurisdiction, and agrees with Lender that personal jurisdiction over Borrower and Agent rests with such courts for purposes of any action on or related to this Assignment. Borrower and Agent each hereby waives personal service by manual delivery and agrees that service of process may be made by prepaid certified mail directed to the address of such party for notices under this Assignment or at such other address as may be designated in writing by Borrower and Agent, respectively, to Lender, and that upon mailing of such process such service will be effective as if such party was personally served. Borrower and Agent each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Borrower and Agent each further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. Borrower and Agent each agrees that any action on or proceeding brought against Lender shall only be brought in such courts.

11. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other addressee as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

If to Borrower:

TNP SRT Constitution Trail, LLC

c/o Thompson National Properties, LLC

1900 Main Street, Suite 700,

Irvine, CA 92614

Attention: Christopher Lal, Esq., General Counsel

Facsimile: (949) 252-0212

With a copy to:

Hirschler Fleischer

The Edgeworth Building

2100 East Cary Street

Richmond, VA 23223

Attention: Thomas G. Voekler, Esq.

Facsimile: (804) 644-0957

If to Agent:	TNP Property Manager, LLC c/o Thompson National Properties, LLC 1900 Main Street, Suite 700, Irvine, CA 92614 Attention: Christopher Lal, Esq., General Counsel Facsimile: (949) 252-0212

If to Lender:	TL DOF III Holding Corporation c/o Torchlight Investors 230 Park Avenue New York, NY 10169 Attention: Steve Schwartz Facsimile: (212) 883-2955

With a copy to:

TL DOF III Holding Corporation

c/o Torchlight Investors

230 Park Avenue

New York, NY 10169

Attention: Abbey Kosakowski, Esq.

Facsimile: (212) 883-2888

And a copy to:

Herrick, Feinstein LLP

2 Park Avenue

New York, NY 10016

Attention: Dennis M. Sughrue, Esq.

Facsimile: (212) 545-3437

For purposes of this Section 11, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

12. No Oral Change. This Assignment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower, Agent or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

13. Liability. If Borrower or Agent consists of more than one person, the respective obligations and liabilities of each such person hereunder shall be joint and several. This Assignment shall be binding upon and inure to the benefit of Borrower, Agent and Lender and their respective successors and assigns forever.

14. Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

15. Headings, etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

16. Duplicate Originals; Counterparts. This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

17. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

18. Miscellaneous. (a) Wherever pursuant to this Assignment (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Assignment it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements or Lender, whether retained firms, the reimbursement for the expenses of in-house staff or otherwise.

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IN WITNESS WHEREOF Borrower and Lender have executed this Assignment as of the date first written above.

BORROWER:

TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, its Sole Member

	By:	TNP Strategic Retail Trust, Inc.,
a Maryland corporation, its General Partners

		By:	/s/ James Wolford
Name: James Wolford
Title: CFO

LENDER:

TL DOF III HOLDING CORPORATION,
a Delaware corporation

By:	/s/ Steven Z. Schwartz
Name: Steven Z. Schwartz
Title: Managing Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ACCEPTED AND AGREED:

AGENT:

TNP PROPERTY MANAGER, LLC,

a Delaware limited liability company

By:	Thompson National Properties, LLC., a Delaware limited liability company, its sole member

	By:	/s/ James Wolford
Name: James Wolford
Title: CFO

EXHIBIT A

Property Management Agreement

[To be Attached]